Exhibit 99.1

PROXY — MARSHALL EDWARDS, INC.

FORM OF PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING

[ ], MARCH [ ], 2011

Please sign, date and return promptly in the enclosed envelope.

The undersigned hereby appoints Daniel P. Gold and Thomas M. Zech, and each of them, as proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein, to vote your shares of Marshall Edwards, Inc. Common Stock at the Annual Meeting of Stockholders of Marshall Edwards, Inc. to be held on [_______], March [__], 2011, at 10:00 a.m. (local time) at [ ], and at any adjournments thereof upon matters set forth in the Proxy Statement, and, in their judgment and discretion, upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed on the reverse hereof by the stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (I) FOR THE NOMINEE FOR DIRECTOR LISTED AND (II) FOR THE RATIFICATION OF BDO KENDALLS AUDIT & ASSURANCE (NSW-VIC) PTY LTD AS INDEPENDENT AUDITORS.

MARSHALL EDWARDS, INC.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Form of Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A PROPOSALS

The Board of Directors recommends that you vote FOR the following proposal:

Proposal No. 1 – Approval of Transactions Contemplated by the Asset Purchase Agreement, Including Issuance of Series A Convertible Preferred Stock

For

Against

Abstain

The Board of Directors recommends that you vote FOR each of the listed nominees:

Proposal No. 2 – Election of Dirtectors

William D. Rueckert

Dr. Christine A. White

For

Withhold

The Board of Directors recommends that you vote FOR the following proposal:

Proposal No. 3 – “Say-on-Pay” Vote

For

Against

Abstain

The Board of Directors recommends a vote of THREE YEARS on the following proposal:

Proposal No. 4 – Frequency of Future “Say-on-Pay” Votes

One year

Two years

Three years

Abstain

The Board of Directors recommends that you vote FOR the following proposal:

Proposal No. 5 – Ratification of Appointment of BDO USA, LLP as Independent Registered Public Accounting Firm

For

Against

Abstain

NOTE: In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof, including procedural and other matters relating to the conduct of the meeting.

Each of the foregoing proposals is more fully described in the accompanying proxy statement.

This proxy will be voted as specified above. If no direction is made, this proxy will be voted FOR all nominees listed above and as recommended by the Board on the other items listed above.

B NON-VOTING ITEMS

Change of Address — Please print new address below. Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

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